SPLIT DOLLAR PLAN AGREEMENT

     THIS PLAN is adopted by agreement between PERCON INCORPORATED, a Washington corporation (the "Company"), and the Trustee of the Storment Family Irrevocable Trust, under trust agreement dated September 1, 1997 (the "Owner").

Definitions

A.   Company. PERCON INCORPORATED, a Washington corporation

B.   Insureds.  Andreas J. And Christine Louise Storment

C.   Insurer.  John Hancock Mutual Life Insurance Company, Boston, Massachusetts

D. Owner. The Trustee of the Storment Family Irrevocable Trust under trust agreement ated September 1, 1997

E. Policy. The policy of insurance on the joint lives of the Insureds issued by the Insurer and listed on Exhibit A.

     F. Prremium Advance. An amount, due to the Company, equal to the cumulative total premiums paid by the Company on the Policy.

Recitals

A. The Insureds own a significant amount of Company's stock and that stock comprises a large portion of Insureds' assets. Insureds desire that there be cash assets available to pay the estate taxes of the estate of the last of the Insureds, thereby reducing the probability that a large block of stock will have to liquidated to pay estate taxes. Insureds and the Company are concerned that such a liquidation may have an adverse effect on the market for the stock.

B. The Owner wishes to obtain life insurance on the joint lives of the Insureds to ensure that there will be cash assets available to pay estate taxes on the death of the survivor of the Insureds.

THEREFORE, the parties agree as follows:

1.   Premium Payments

     1.1  Each annual premium on the policy shall be paid as follows:

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          (a)  The Owner
               (1) While both Insureds are living, the Owner shall pay annually an amount equal to the lower of (1)"the Insurer" lowest published survivor term insurance rate available to all standard risks, or (2)"the imputed economic benefit for federal income tax purposes for split dollar survivor life insurance policies, commonly referred to as the "U.S. 38" or "P.S. 38" rate.

                (2) Following the death of the first Insured to die, the
                    Owner shall pay annually an amount equal to the lower of
                    (1) the Insurer's lowest published term insurance rate available to all standard risks, or (2)"the imputed economic benefit for federal income tax purposes for split dollar insurance, commonly referred to as the "P.S. 58" rate and more particularly described in Revenue Rulings 64-328 and 66-110.

               (3) The Owner may elect to pay part or all of any additional premium by policy loan or other borrowing, and shall deliver notice of such election to the Company on or before the premium due date.

          (b)  The Company shall pay all premium amounts not paid by the Owner.

     1.2. The Owner's premium share (other than that paid with policy loans) and the Company's premium share shall be remitted to the Insurer before expiration of the grace period.

     1.3. Dividends on the policy shall be applied as elected by the Owner.

2.   Rights of Parties

     2.1. The Owner shall be the sole and exclusive owner of the Policy. This includes all rights of "owner" under the terms of the Policy including, but not limited to, the right to designate beneficiaries, select settlement and dividend options, borrow on the security of the Policy, and to surrender the Policy. All such rights may be exercised by the Owner without the Company's consent.

     2.2. In exchange for the Company's payment of its premium contribution under Section 1, the Owner agrees to return to the Company the amount of its Premium Advance on the earlier of:

         (a)   Termination of this plan as provided in Section 4; or

         (b)   The surviving Insured's death.


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          Provided, that nothing herein shall give the Company any interest in any of the assets of the Owner, including but not limited to, the Policy.

3. Assignment. The Owner shall have the right to assign any part or all of the Owner's retained interest in the Policy to any person, entity, or trust by execution of a written assignment delivered to Insurer.

4.   Termination

     4.1. This Plan shall terminate on the first to occur of the following:

          (a) Without notice, upon the termination of the employment of the Insured with the Company, whether voluntary or involuntary, including termination as a result of disability but not as a result of death.

          (b) Surrender of the Policy by the Owner, who has the sole and exclusive right of surrender.

          (c) Delivery by the Owner of a written notice of termination to the Company.

          (d) Failure of the Owner to make a premium contribution as required by Section 1.

5. Security for Reimbursement of Premium Advance to Company. In the event of a terminating of the Plan under Section 4, the Owner agrees, under
     Section 2.2, to reimburse to the Company the amount of its Premium Advance. As security for the Owner's promise to reimburse the Company for its Premium Advance, the Owner agrees to provide collateral to the Company in the form of common stock of the Company. The Owner further agrees to sign a Pledge Agreement in the form attached to this Agreement, and deliver to the Company stock certificates having a value equal to the greatest amount by which the Premium Advance due to the Company is projected to exceed the cash surrender value during the lives of the Insureds, or the policy proceeds upon the death of the surviving Insured, as illustrated in the "as sold: Policy illustration, a copy of which is attached to this Agreement as Exhibit B.

6. ERISA Provisions: The following provisions are intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):

     6.1. Named Fiduciary and Plan Administrator: The secretary of the Company.

     6.2. Funding Policy: The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.


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     6.3. Basis of Payment of Benefits.  Direct payment by the Insurer is the basis for payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided for in this Plan.

     6.4. Claims Procedure.  Claims shall be made as follows:

          (a)  Filing a Claim for Benefits

               (1) Company. If the claim is against the Company, the claimant shall deliver a written request to the Chief Financial Officer of the Company.

               (2) Insurer. If the claim is for a benefit provided by the Insurer, a claim for such benefit shall be filed with the Insurer in accordance with its procedures.

          (b) Notification to Claimant of Decision. If for any reason, a claim for benefits under this Plan is denied by the Company, the Claims Manager shall deliver to the claimant a notice of the decision, in accordance with the requirements of Section 6.4(c) within 90 days after receipt of the claim by the Claims Manager. If special circumstances require more than 90 days to process the claim, this period may be extended for up to an additional 90 days by giving written notice to the claimant before the end of the 90 day period stating the special circumstances that necessitate an extension and the date by which it is anticipated that a final decision will be issued. Failure to provide a notice of decision in the time specified shall constitute a denial of the claim and the claimant shall be entitled to require a review of the denial in accordance with the "Claims Review Procedure" in section 6.4(d).

          (c) Content of Notice. The notice to be provided to every claimant who is denied a claim for benefits shall be in writing and shall set forth, in a manner calculated to be understood by the claimant, the following:

               (1)  The specific reason or reasons for the denial;

               (2) Specific reference to pertinent provisions of this Plan on which the denial is based;

               (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and


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                (4) An explanation of the Claims Review Procedure describing the steps to be taken by a claimant who wishes to submit his or her claim for review.

          (d) Claims Review Procedure. The purpose of this Claims Review Procedure is to provide a procedure by which a claimant may have a reasonable opportunity to appeal a denial of a claim to one or more persons selected by the Named Fiduciary.

               (1) Consistent with the purpose of the Claims Review Procedure, the claimant or his duly authorized representative:

                         (A) May request a review upon written application to the appropriate Named Fiduciary;

                         (B)  May review pertinent plan documents; and

                         (C)     May submit issues and comments in writing.

               (2) A claimant (or his duly authorized representative) shall request a review by filing a written application for review at any time within 60 days after receipt by the claimant of written notice of the denial of his claim.

          (e) Decision on Review. The decision on review of a denied claim shall be made in the following manner:

               (1) The decision on review shall be made promptly, which shall ordinarily not be later than 60 days after receipt of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing. In that case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time is required due to special circumstances, written notice of the extension shall be furnished to the claimant prior to the time the extension commences.

               (2) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of this Plan on which the decision is based.


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               (3)  In the event the decision on review is not furnished to the claimant within the time required, the claim shall be deemed denied on review.

          (f) Claims Review Procedure for Insurance Benefits. Any claim arising out of or in any way pertaining to rights or obligations under the Policy shall be made to the Insurer, which shall have sole responsibility for the determination of any such claim and its review. The Owner agrees to hold the Company harmless from and against any such claim.

7.   Miscellaneous

     7.1 Binding Agreement. This Agreement is binding on and enforceable by and against the parties, their heirs, successors, legal representatives, and assigns.

     7.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.3 Governing Law. This Agreement will be governed by and construed according to the laws of the state of Oregon.

     7.4 Severability. No part of this Agreement will be affected if any other part of it is held invalid or unenforceable.

     7.5 Notices. All notices required or permitted to be given under this Agreement must be given in writing, and will be deemed given when delivered by hand or by messenger or, if earlier, when received after mailing by registered or certified mail, postage prepaid, with return receipt requested. Notice to the Owner is valid if sent to it at its address as it appears below:


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          Michael Coughlin, Trustee, Storment Family Irrevocable Trust
          Percon INCORPORATED
          1720 Willow Creek Circle, Suite 530
          Eugene, Oregon 97402-9171

     7.6 "Days" Defined. Any reference in this Agreement to "days" means all calendar days, whether or not such days are legal holidays under the law of the United States or of any state.

     7.7 Waiver. Any party's failure to insist on compliance or enforcement of any provision in this Agreement shall neither affect is validity nor its enforceability, or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.

     7.8 Gender and Number. Whenever the context of this Agreement requires, the masculine gender includes the feminine and neuter, and the singular number includes the plus, and vice versa.

     7.9 Amendment of Agreement. This Agreement is the entire agreement between the parties, and shall not be modified or amended except in writing, signed by the Company and the Owner.

     7.10 Attorney Fees. In the event of a default under this Agreement, the defaulting party shall reimburse the nondefaulting party for all costs and expenses reasonably incurred by the nondefaulting party in connection with the default, including, without limitation, attorney fees. In addition, in the event a suit or action is filed to enforce this Agreement, or is filed with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including, without limitation, reasonable attorney fees at the trial level and on appeal.

Agreed to by each of the undersigned this 10th day of September, 1997.

Company:                              PERCON INCORPORATED,

                                      By:  Michael Coughlin
                                           -------------------------------------
                                      Title:  President

Owner:                                Trustee of the Storment Family
                                      Irrevocable Trust, dated September 1,
                                      1997

                                      Michael Coughlin
                                      ------------------------------------------

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                                PLEDGE AGREEMENT


     This Pledge Agreement is made as of September 22, 1997 by and between PERCON INCORPORATED, a Washington corporation (the "Company"), and the Trustee of the Storment Family Irrevocable Trust (the "Trust").

Recitals

     A. The Company and the Trust have executed a Split Dollar Plan Agreement (the "Split Dollar Plan) dated as of September 20, 1997, a copy of which is attached as Exhibit A.

B. The Split Dollar Plan provides that upon a termination of the Split Dollar Plan, the Trust will pay to the Company the amount of its Premium Advance. The Trust promises to pledge to the Company collateral, in the form of Company stock, to secure the Company's right to reimbursement of its Premium Advance.

          THEREFORE, the parties agree as follows:

1. Pledge. The Trust pledges and grants to the Company a security interest in a sufficient number of shares of Company stock to fully secure the greatest amount by which it is projected, in accordance with the "as sold" Policy illustration attached to the Split Dollar Plan as Exhibit C, that the Company's accumulated premium contributions will exceed the amount of the net proceeds payable to the Company under the Split Dollar Plan. The Company stock pledged by the Trust as collateral to secure the Company's Premium Reimbursement shall be delivered to the Company with this Pledge Agreement, together with a duly executed assignment or stock power. The Trust further pledges to the Company all dividends, stock splits, distributions, cash instruments, and other property and proceeds from time to time received, receivable, or otherwise made upon, or distributed in respect of, or in exchange for, any or all of the Shares. The Company shall retain custody of all pledged Shares prior to their release from pledge and shall have full power to assign its rights or prospective rights as pledgee. While the Shares are pledged, the Company shall be entitled to collect and receive all dividends, income, installment, sale proceeds, revenue and profits accruing with respect to the Shares, and shall have full power with respect to voting the Shares.

2. Event of Default. In the event the Trust defaults on its promise to pay the Company its Premium Reimbursement, the Company shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Oregon on the date of this Pledge Agreement and in connection with its rights and remedies, may, upon five days' notice to the Trust, sent by registered mail and without liability for any diminution in price which may have occurred, sell all the pledged shares in such manner and for such price as the Company may determine. From the proceeds of the

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     sale, the Company may retain all amounts owed it under this Pledge
     Agreement, plus the expenses of sale. In the event that the proceeds of any sale are insufficient to cover the amount owed to the Company plus the expenses of sale, the Trust shall remain liable to the Company for any deficiency.

3. Release of Stock. The Shares shall be released upon the earliest to occur of (a) a termination of the Split Dollar Plan in accordance with its terms,
     (b) payment by the Trust to the Company of all amounts owed to the Company under the Split Dollar Plan, or (c) the first anniversary date of the Policy on which it is projected that the cash surrender value of the Policy will exceed the total amount of premiums contributed by the Corporation in accordance with the "as sold" illustration attached to the Split Dollar Plan as Exhibit C and incorporated by reference herein. If at any time after the Shares are released, the amount the Company would receive if the Policies were then surrendered would be less than the total premiums paid by the Corporation to that date, the Company may request that the Trust again pledge to the Company sufficient shares of Company stock to cover the difference between the cash surrender value of the Policy and the total premiums contributed by the Corporation to that date.

4. Successor and Assigns. This Agreement shall inure to the benefit of, and be binding on, the successors, assigns, and heirs, of the parties to this Agreement.

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Governing Law. This Agreement will be governed by, and construed according to, the laws of the State of Oregon.

7. Severability. No part of this Agreement will be affected if any other part of it is held invalid or unenforceable.

8. Amendment of Agreement. This Agreement is the entire agreement between the parties, and shall not be modified or amended except in writing, signed by the Company and the Trust.

9. Attorney Fees. In the event of a default under this Agreement, the defaulting party shall reimburse the nondefaulting party for all costs and expenses reasonably incurred by the nondefaulting party for all costs and expenses reasonably incurred by the nondefaulting party in connection with the default, including, without limitation, attorney fees. In addition, in the event a suit or action filed to enforce this Agreement, or with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including, without limitation, reasonable attorney fees at the trial level and on appeal.

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          Agreed to by the undersigned on the date first noted above.

Company:                                PERCON INCORPORATED



                                        By:  Michael Coughlin
                                             -----------------------------------
                                        Title:  President

                                        Trustee of the Storment Family
                                        Irrevocable Trust, dated September,
                                        1997


                                        Michael Coughlin
                                        ----------------------------------------